Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Noah Cole, 415-580-3535
noah.cole@autodesk.com

AUTODESK REPORTS STRONG THIRD QUARTER RESULTS
Company Grows Deferred Revenue to a Record $1 Billion and
Raises Billings, Revenue and Subscriptions Outlook for Fiscal Year 2015

SAN RAFAEL, Calif., NOVEMBER 20, 2014-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal 2015.

Third Quarter Fiscal 2015

•	Total billings increased 25 percent, compared to the third quarter last year.

•
Revenue was $618 million, an increase of 11 percent, compared to the third quarter last year as reported, and increased 12 percent on a constant currency basis. Revenue contribution from the recent acquisition of Delcam was approximately $14 million.

•
Total maintenance, desktop (rental), and cloud subscriptions increased by approximately 121,000 from the second quarter of fiscal 2015, including approximately 25,000 subscriptions related to Delcam. This is the first quarter that Delcam subscriptions have been included in the subscription count.

•	GAAP operating margin was 2 percent, compared to 12 percent in the third quarter last year.

•	Non-GAAP operating margin was 13 percent, compared to 22 percent in the third quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.05, compared to $0.25 in the third quarter last year.

•	Non-GAAP diluted earnings per share were $0.25, compared to $0.41 in the third quarter last year.

•	Deferred revenue was a record $1 billion, an increase of 31 percent, compared to the third quarter last year.

•	Cash flow from operating activities was $136 million, an increase of 50 percent, compared to the third quarter last year.

"Strong billings and revenue growth was driven by strength in several areas including suites, our Architecture, Engineering and Construction (AEC) and Manufacturing business segments, large deal activity, and double-digit growth in all three of our major geographies on a constant currency basis," said Carl Bass, Autodesk president and CEO.  "We continue to make meaningful progress in our transition to a more recurring, subscription-based business, adding approximately 121,000 subscriptions and more flexible enterprise license agreements. As a result, deferred revenue increased significantly to a record $1 billion. These strong results have led us to raise our outlook for billings and revenue for fiscal 2015 for the third time this year."

Third Quarter Operational Overview

EMEA revenue was $238 million, an increase of 17 percent compared to the third quarter last year as reported, and 15 percent on a constant currency basis. Revenue in the Americas increased 11 percent compared to the third quarter last year to $231 million. Revenue in APAC was $149 million, an increase of 5 percent compared to the third quarter last year as reported, and 10 percent on a constant currency basis. Revenue from emerging economies was $95 million, an increase of 13 percent compared to the third quarter last year both as reported and on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the third quarter.

Revenue from the AEC business segment was $217 million, an increase of 17 percent compared to the third quarter last year. Revenue from the Platform Solutions and Emerging Business (PSEB) segment was $188 million, an increase of 3 percent compared to the third quarter last year. Revenue from the Manufacturing business segment was $170 million, an increase of 20 percent compared to the third quarter last year. Revenue from the Media and Entertainment business (M&E) segment was $43 million, a decrease of 3 percent compared to the third quarter last year.

Revenue from Flagship products was $288 million, an increase of 5 percent compared to the third quarter last year. Revenue from Suites was $225 million, an increase of 13 percent compared to the third quarter last year. Revenue from New and Adjacent products was $105 million, an increase of 29 percent compared to the third quarter last year.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the fourth quarter and full year fiscal 2015 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the GAAP and non-GAAP estimates for fiscal 2015 is provided below or in the tables following this press release.

Fourth Quarter Fiscal 2015

Q4 FY15 Guidance Metrics	Q4 FY15 (ending January 31, 2015)
Revenue (in millions)	$640 - $655
EPS GAAP	($0.03) - $0.00
EPS Non-GAAP (1)	$0.22 - $0.25
_______________
(1) Non-GAAP earnings per diluted share exclude $0.17 related to stock-based compensation expense and $0.08 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2015

Autodesk is updating its guidance for full fiscal year 2015 as follows:

FY15 Guidance Metrics	FY15 (ending January 31, 2015)
Billings growth	15 - 17%
Revenue growth	9 - 10%
Net subscription additions	325,000 - 375,000
GAAP operating margin	4.5% - 5%
Non-GAAP operating margin	15 - 15.5%
EPS GAAP	$0.30 - $0.33
EPS Non-GAAP (1)	$1.15 - $1.18
_______________
(1) Non-GAAP earnings per diluted share exclude $0.52 related to stock-based compensation expense, $0.30 for the amortization of acquisition related intangibles, $0.02 related to losses and (gains) on strategic investments, and $0.01 related to restructuring charges, net of tax.

The fourth quarter and full year fiscal 2015 outlook assume a projected annual effective tax rate of 31 percent and 26 percent for GAAP and non-GAAP results, respectively.  These rates do not include one-time GAAP discrete items or the federal R&D tax credit that expired on December 31, 2013.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the impacts of our business model transition, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended April 30 and July 31, 2014, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2014 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
	(Unaudited)
Net revenue:
License and other	$320.5	$297.5	$987.1	$934.2
Subscription	297.5	257.7	860.5	753.1
Total net revenue	618.0	555.2	1,847.6	1,687.3
Cost of revenue:
Cost of license and other revenue	51.9	43.4	154.6	130.6
Cost of subscription revenue	34.1	23.7	98.0	71.8
Total cost of revenue	86.0	67.1	252.6	202.4
Gross profit	532.0	488.1	1,595.0	1,484.9
Operating expenses:
Marketing and sales	245.1	203.4	708.1	610.3
Research and development	183.9	149.0	533.7	448.7
General and administrative (1)	78.9	55.8	212.9	158.8
Amortization of purchased intangibles (1)	9.5	7.4	30.5	27.5
Restructuring charges, net	—	4.4	3.1	6.5
Total operating expenses	517.4	420.0	1,488.3	1,251.8
Income from operations	14.6	68.1	106.7	233.1
Interest and other (expense) income, net	(3.0)	1.1	(16.6)	(9.5)
Income before income taxes	11.6	69.2	90.1	223.6
Provision for income taxes	(0.9)	(11.6)	(19.8)	(48.7)
Net income	$10.7	$57.6	$70.3	$174.9
Basic net income per share	$0.05	$0.26	$0.31	$0.78
Diluted net income per share	$0.05	$0.25	$0.30	$0.77
Weighted average shares used in computing basic net income per share	226.9	223.1	227.1	223.4
Weighted average shares used in computing diluted net income per share	231.5	227.7	231.9	228.6
_____________________
(1) Effective in second quarter of fiscal 2015, Autodesk elected to present amortization of purchased customer relationships, trade names, patents, and user lists as a separate line item within operating expenses. As a result, amortization previously reflected in “General and Administrative” expense was reclassified to “Amortization of Purchased Intangibles" within Operating Expenses. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31, 2014	January 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,345.0	$1,853.0
Marketable securities	556.4	414.1
Accounts receivable, net	375.7	423.7
Deferred income taxes, net	80.7	56.8
Prepaid expenses and other current assets	100.9	87.4
Total current assets	2,458.7	2,835.0
Marketable securities	255.5	277.3
Computer equipment, software, furniture and leasehold improvements, net	160.4	130.3
Developed technologies, net	97.2	63.1
Goodwill	1,474.1	1,009.9
Deferred income taxes, net	97.7	131.1
Other assets	193.2	148.3
Total assets	$4,736.8	$4,595.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99.1	$84.5
Accrued compensation	195.3	181.2
Accrued income taxes	38.3	24.3
Deferred revenue	775.1	696.2
Other accrued liabilities	85.5	85.3
Total current liabilities	1,193.3	1,071.5
Deferred revenue	231.1	204.4
Long term income taxes payable	182.0	211.8
Long term notes payable, net of discount	747.0	746.4
Other liabilities	114.9	99.4
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,731.2	1,637.3
Accumulated other comprehensive (loss)	(1.3)	(0.6)
Retained earnings	538.6	624.8
Total stockholders’ equity	2,268.5	2,261.5
Total liabilities and stockholders' equity	$4,736.8	$4,595.0

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended October 31,
	2014	2013
	(Unaudited)
Operating activities:
Net income	$70.3	$174.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	109.9	95.7
Stock-based compensation expense	116.5	96.1
Excess tax benefits from stock-based compensation	—	0.8
Restructuring charges, net	3.1	6.5
Other operating activities	9.5	(3.1)
Changes in operating assets and liabilities, net of business combinations	141.6	9.1
Net cash provided by operating activities	450.9	380.0
Investing activities:
Purchases of marketable securities	(899.0)	(969.8)
Sales of marketable securities	160.7	329.9
Maturities of marketable securities	623.2	395.1
Capital expenditures	(60.0)	(55.0)
Acquisitions, net of cash acquired	(603.8)	(68.0)
Other investing activities	1.2	(15.7)
Net cash used in investing activities	(777.7)	(383.5)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	129.6	183.4
Repurchase and retirement of common stock	(307.6)	(318.7)
Excess tax benefits from stock-based compensation	—	(0.8)
Other financing activities	(1.7)	—
Net cash used in financing activities	(179.7)	(136.1)
Effect of exchange rate changes on cash and cash equivalents	(1.5)	0.8
Net decrease in cash and cash equivalents	(508.0)	(138.8)
Cash and cash equivalents at beginning of fiscal year	1,853.0	1,612.2
Cash and cash equivalents at end of period	$1,345.0	$1,473.4

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$51.9	$43.4	$154.6	$130.6
Stock-based compensation expense	(1.2)	(0.9)	(3.2)	(2.7)
Amortization of developed technology	(11.9)	(9.7)	(37.1)	(29.5)
Non-GAAP cost of license and other revenue	$38.8	$32.8	$114.3	$98.4

GAAP cost of subscription revenue	$34.1	$23.7	$98.0	$71.8
Stock-based compensation expense	(1.1)	(0.5)	(2.9)	(1.6)
Amortization of developed technology	(1.2)	(1.1)	(3.5)	(3.1)
Non-GAAP cost of subscription revenue	$31.8	$22.1	$91.6	$67.1

GAAP gross profit	$532.0	$488.1	$1,595.0	$1,484.9
Stock-based compensation expense	2.3	1.4	6.1	4.3
Amortization of developed technology	13.1	10.8	40.6	32.6
Non-GAAP gross profit	$547.4	$500.3	$1,641.7	$1,521.8

GAAP marketing and sales	$245.1	$203.4	$708.1	$610.3
Stock-based compensation expense	(19.4)	(14.5)	(51.0)	(42.5)
Non-GAAP marketing and sales	$225.7	$188.9	$657.1	$567.8

GAAP research and development	$183.9	$149.0	$533.7	$448.7
Stock-based compensation expense	(14.7)	(10.2)	(39.3)	(31.3)
Non-GAAP research and development	$169.2	$138.8	$494.4	$417.4

GAAP general and administrative	$78.9	$55.8	$212.9	$158.8
Stock-based compensation expense	(6.7)	(5.5)	(20.1)	(18.0)
Non-GAAP general and administrative	$72.2	$50.3	$192.8	$140.8

GAAP amortization of purchased intangibles	$9.5	$7.4	$30.5	$27.5
Amortization of purchased intangibles	$(9.5)	$(7.4)	$(30.5)	$(27.5)
Non-GAAP Amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring charges (benefits), net	$—	$4.4	$3.1	$6.5
Restructuring (charges) benefits	—	(4.4)	(3.1)	(6.5)
Non-GAAP restructuring charges (benefits), net	$—	$—	$—	$—

GAAP operating expenses	$517.4	$420.0	$1,488.3	$1,251.8
Stock-based compensation expense	(40.8)	(30.2)	(110.4)	(91.8)
Amortization of purchased intangibles	(9.5)	(7.4)	(30.5)	(27.5)
Restructuring (charges) benefits	—	(4.4)	(3.1)	(6.5)
Non-GAAP operating expenses	$467.1	$378.0	$1,344.3	$1,126.0

GAAP income from operations	$14.6	$68.1	$106.7	$233.1
Stock-based compensation expense	43.1	31.6	116.5	96.1
Amortization of developed technology	13.1	10.8	40.6	32.6
Amortization of purchased intangibles	9.5	7.4	30.5	27.5
Restructuring charges (benefits)	—	4.4	3.1	6.5
Non-GAAP income from operations	$80.3	$122.3	$297.4	$395.8

GAAP interest and other income, net	$(3.0)	$1.1	$(16.6)	$(9.5)
Loss (gain) on strategic investments	0.7	(0.3)	7.6	1.0
Non-GAAP interest and other income, net	$(2.3)	$0.8	$(9.0)	$(8.5)

GAAP provision for income taxes	$(0.9)	$(11.6)	$(19.8)	$(48.7)
Discrete GAAP tax provision items	(4.5)	(3.0)	(9.2)	(2.3)
Income tax effect of non-GAAP adjustments	(14.9)	(14.2)	(45.9)	(43.9)
Non-GAAP provision for income tax	$(20.3)	$(28.8)	$(74.9)	$(94.9)

GAAP net income	$10.7	$57.6	$70.3	$174.9
Stock-based compensation expense	43.1	31.6	116.5	96.1
Amortization of developed technology	13.1	10.8	40.6	32.6
Amortization of purchased intangibles	9.5	7.4	30.5	27.5
Restructuring charges (benefits)	—	4.4	3.1	6.5
Loss (gain) on strategic investments	0.7	(0.3)	7.6	1.0
Discrete GAAP tax provision items	(4.5)	(3.0)	(9.2)	(2.3)
Income tax effect of non-GAAP adjustments	(14.9)	(14.2)	(45.9)	(43.9)
Non-GAAP net income	$57.7	$94.3	$213.5	$292.4

GAAP diluted net income per share	$0.05	$0.25	$0.30	$0.77

Stock-based compensation expense	0.19	0.14	0.50	0.42
Amortization of developed technology	0.06	0.04	0.18	0.14
Amortization of purchased intangibles	0.04	0.03	0.13	0.12
Restructuring charges (benefits)	—	0.02	0.01	0.03
Loss (gain) on strategic investments	—	—	0.03	—
Discrete GAAP tax provision items	(0.02)	(0.01)	(0.04)	(0.01)
Income tax effect of non-GAAP adjustments	(0.07)	(0.06)	(0.19)	(0.19)
Non-GAAP diluted net income per share	$0.25	$0.41	$0.92	$1.28

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2015	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2015
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$593	$637	$618		$1,848
License and Other Revenue	$316	$350	$321		$987
Subscription Revenue	$276	$287	$298		$861

GAAP Gross Margin	87%	86%	86%		86%
Non-GAAP Gross Margin (1)(2)	89%	89%	89%		89%

GAAP Operating Expenses	$472	$499	$517		$1,488
GAAP Operating Margin	7%	8%	2%		6%
GAAP Net Income	$28	$31	$11		$70
GAAP Diluted Net Income Per Share (b)	$0.12	$0.13	$0.05		$0.30

Non-GAAP Operating Expenses (1)(3)	$427	$451	$467		$1,344
Non-GAAP Operating Margin (1)(4)	17%	18%	13%		16%
Non-GAAP Net Income (1)(5)	$74	$82	$58		$214
Non-GAAP Diluted Net Income Per Share (1)(6)(b)	$0.32	$0.35	$0.25		$0.92

Total Cash and Marketable Securities	$2,388	$2,169	$2,157		$2,157
Days Sales Outstanding	50	52	55		55
Capital Expenditures	$15	$17	$28		$60
Cash Flow from Operating Activities	$219	$96	$136		$451
GAAP Depreciation, Amortization and Accretion	$36	$37	$37		$110

Deferred Subscription Revenue Balance	$848	$839	$839		$839

Revenue by Geography:
Americas	$206	$223	$231		$660
Europe, Middle East and Africa	$226	$244	$238		$707
Asia Pacific	$161	$170	$149		$481
% of Total Rev from Emerging Economies	13%	15%	15%		15%

Revenue by Segment:
Platform Solutions and Emerging Business	$212	$208	$188		$608
Architecture, Engineering and Construction	$196	$218	$217		$631
Manufacturing	$147	$168	$170		$485
Media and Entertainment	$38	$44	$43		$124

Other Revenue Statistics:
% of Total Rev from Flagship	50%	48%	47%	48%
% of Total Rev from Suites	35%	36%	36%	36%
% of Total Rev from New and Adjacent	14%	16%	17%	16%
% of Total Rev from AutoCAD and AutoCAD LT	32%	29%	27%	29%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(9)	$—	$(4)	$(13)
FX Impact on Cost of Revenue and Total Operating Expenses	$2	$(2)	$3	$3
FX Impact on Operating Income	$(7)	$(2)	$(1)	$(10)

Gross Margin by Segment:
Platform Solutions and Emerging Business	$191	$185	$167	$544
Architecture, Engineering and Construction	$176	$196	$194	$566
Manufacturing	$133	$152	$153	$437
Media and Entertainment	$29	$32	$32	$93
Unallocated amounts	$(15)	$(16)	$(15)	$(45)

Common Stock Statistics (in millions):
Common Shares Outstanding	227.5	227.2	227.2	227.2
Fully Diluted Weighted Average Shares Outstanding	231.6	232.4	231.5	231.9
Shares Repurchased	2.0	1.9	1.9	5.8

Subscriptions (in millions):
Total Subscriptions (c)	1.94	2.01	2.13	2.13

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Total Subscriptions consists of subscriptions from our maintenance, desktop, cloud service and enterprise license offerings that are active as of the quarter end date. For certain cloud based and enterprise license offerings, subscriptions represent the monthly average activity within the last three months of the quarter end date. Total subscriptions do not include data from education offerings, consumer product offerings, certain Creative Finishing product offerings, Autodesk Buzzsaw, Autodesk Constructware and third party products. Subscriptions acquired with the acquisition of a business are captured once the data conforms to our subscription count methodology and when added, may cause variability in the quarterly comparisons of this calculation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2015
(2) GAAP Gross Margin	87%	86%	86%		86%
Stock-based compensation expense	—%	—%	—%		—%
Amortization of developed technology	2%	3%	3%		3%
Non-GAAP Gross Margin	89%	89%	89%		89%

(3) GAAP Operating Expenses	$472	$499	$517		$1,488
Stock-based compensation expense	(32)	(38)	(41)		(110)
Amortization of purchased intangibles	(11)	(10)	(10)		(31)
Restructuring (charges) benefits, net	(2)	(1)	—		(3)
Non-GAAP Operating Expenses	$427	$451	$467		$1,344

(4) GAAP Operating Margin	7%	8%	2%		6%
Stock-based compensation expense	6%	6%	7%		6%
Amortization of developed technology	2%	2%	2%		2%
Amortization of purchased intangibles	2%	2%	2%		2%
Restructuring charges (benefits), net	—%	—%	—%		—%
Non-GAAP Operating Margin	17%	18%	13%		16%

(5) GAAP Net Income	$28	$31	$11		$70
Stock-based compensation expense	34	40	43		117
Amortization of developed technology	13	15	13		41
Amortization of purchased intangibles	11	10	10		31
Restructuring charges (benefits), net	2	1	—		3
Loss (gain) on strategic investments	4	3	1		8
Discrete GAAP tax provision items	(2)	(3)	(5)		(9)
Income tax effect of non-GAAP adjustments	(16)	(15)	(15)		(46)
Non-GAAP Net Income	$74	$82	$58		$214

(6) GAAP Diluted Net Income Per Share	$0.12	$0.13	$0.05	$0.30
Stock-based compensation expense	0.14	0.18	0.19	0.50
Amortization of developed technology	0.06	0.06	0.06	0.18
Amortization of purchased intangibles	0.05	0.04	0.04	0.13
Restructuring charges (benefits), net	0.01	—	—	0.01
Loss (gain) on strategic investments	0.02	0.01	—	0.03
Discrete GAAP tax provision items	(0.01)	(0.01)	(0.02)	(0.04)
Income tax effect of non-GAAP adjustments	(0.07)	(0.06)	(0.07)	(0.19)
Non-GAAP Diluted Net Income Per Share	$0.32	$0.35	$0.25	$0.92

Reconciliation for Billings:
	Q115	Q215	Q315
Year over year change in GAAP Net Revenue	4%	13%	11%
Change in deferred revenue	8%	12%	13%
Change in acquisition related deferred revenue and other	(2)%	2%	1%
Year over year change in Billings	10%	27%	25%

Reconciliation for Guidance:
The following is a reconciliation of anticipated fiscal 2015 GAAP and non-GAAP operating margins:
	Fiscal 2015
GAAP operating margin	4.5%	5.0%
Stock-based compensation expense	6.5%	6.5%
Amortization of purchased intangibles	4.0%	4.0%
Restructuring charges	—%	—%
Non-GAAP operating margin	15.0%	15.5%